EXHIBIT 1.1
                      CASTLE SECURITIES CORP.
                     45 Church Street, Suite #25
                       Freeport, New York 11520
                            (516) 868-2000

                                 with

                      EXHAUST TECHNOLOGIES, INC.

                         Up to 550,000 Units
                                 and
           1,000,000 Class A Common Stock Purchase Warrants

                        UNDERWRITING AGREEMENT

Exhaust Technologies, Inc.
230 North Division
Spokane, Washington 99201

Dear Sirs:

          Exhaust Technologies, Inc., a Washington corporation (the "Company"), with principal offices located at 230 North Division, Spokane, Washington 99201, has an authorized capitalization of 100,000,000 shares of Common Stock, $.00001 par value per share ("Common Stock"), of which 3,000,000 shares of Common Stock are presently issued and outstanding. The Company proposes to offer and sell to the public up to 550,000 Units at $5.10 per Unit and 1,000,000 Class A Common Stock Purchase Warrants ("Additional Warrants") at $.10 per Warrant. Each Unit shall consist of one (1) share of Common Stock, $.00001 par value per share, and one (1) Class A Common Stock Purchase Warrant. Each Class A Warrant included in the Units as well each Additional Warrant shall entitle the holder thereof to purchase one share of Common Stock, par value $.00001 per share, at a price of $7.00 exercisable at any time from the Separation Date (as hereinafter defined) through ________________, 2001 ("Exercise Period One"" and at a price of $9.00 from _________________, 2001 to _______________, 2002 ("Exercise Period
Two"). Moreover, the respective exercise prices may be adjusted pursuant to the anti-dilution provisions contained therein. In addition, the Class A Common Stock Purchase Warrants shall be callable at any time solely during the exercise period at $.01 per Warrant on at least thirty (30) days' written notice and provided that the closing bid price for the Common Stock of the Company on each day during the thirty (30) trading days immediately preceding the date of the notice during Exercise Period One is at least $10.00 per share and is at least $15.00 per share during Exercise Period Two. None of the Class A Common Stock Warrants shall be exercisable, detachable or transferable until the "Closing Date" (as hereinafter defined). Furthermore, Each initial purchaser of the Units who shall retain the shares of Common Stock included in the Units for a period of one (1) year after the Closing Date of the offering, as hereinafter defined, shall be entitled to receive from the Company, without cost, one (1) share for each such share retained (Loyalty

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Shares). The date on which the Class A Common Stock Purchase Warrants shall become detachable is referred to herein as the "Separation Date". The Units and the Common Stock and Warrants of which they consist as well as the Additional Warrants are to be sold as more fully set forth in the "Registration Statement" and "Prospectus" hereinafter mentioned.

1.   Certain Definitions

     The following shall constitute the definitions of certain additional terms used in this Agreement.

     (a) "Act" shall refer to the Securities Act of 1933, as amended.

     (b) "Closing Date" shall be the time and date set for payment and delivery of the offered Units and Additional Warrants.

     (c)  "Commission" shall refer to the Securities and Exchange
     Commission.

     (d) "Common Stock" shall refer to the Common Stock, $.00001 par value, of the Company.

     (e)  "Company" shall refer to Exhaust Technologies, Inc.

     (f) "Effective Date" shall be the date upon which the Registration Statement becomes effective pursuant to notice from the Securities Exchange Commission (the "SEC") and/or the passage of time in accordance with the Act.

     (g) "Preliminary Prospectus" refers to and means any Prospectus included in the Registration Statement before the Registration Statement becomes effective.

     (h) "Prospectus" shall refer to the Prospectus filed as part of the Registration Statement as finally amended and revised prior to the Effective Date.

     (i) "Public Warrants" shall refer to the Class A Common Stock Purchase Warrant included in the Units and the Additional
     Warrants which the Company proposes to offer and sell pursuant to this Agreement.

     (j) "Registration Statement" shall refer to the Registration Statement filed by the Company, including exhibits and financial statements as finally amended and revised prior to the Effective Date.

     (k) "Regulations" shall refer to the rules and regulations of the Commission.




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     (l)  "Securities Being Offered" shall mean the Units and
     Additional Warrants which the Company proposes to offer and sell to the public pursuant to this Agreement.

     (m) "Share" shall mean one (1) share of Common Stock, $.00001 par value of the Company.

     (n) "Termination Date" shall refer to the date upon which this Agreement shall terminate for whatever reason.

     (o)  "Underwriter" shall refer to Castle Securities Corp.

     (p) "Underwriter's Public Warrants" shall mean the Public Warrants other than the Additional Warrants under the definition referred to above and except that (i) the initial exercise date thereof shall be the date of exercise of the Underwriter's Warrant, and the expiration thereof shall be the expiration date of the Public Warrants, (ii) the initial exercise prices thereof shall be $11.55 per share during Exercise Period One and $14.85 during Exercise Period Two; and, thereafter determined as hereinafter set forth, provided any change herein is consistent with the terms of the Warrant Agreement (iii) the Company may redeem such Underwriter's Public Warrants, (iv) no terms of the Underwriter's Public Warrants may be modified without the consent of the Underwriter and (v) the Common Shares subject to the Underwriter's Public Warrants shall initially be as set forth in the Warrant Agreement and thereafter determined as hereinafter set forth provided such terms are consistent with those within the Warrant Agreement.

     (q) "Underwriter's Warrants" shall mean the Warrants referred in Section 2(d) hereof.

     (r) "Units" shall refer to the 1,000,000 Units which the Company proposes to offer and sell pursuant to this Agreement.

     (s) "Warrants" shall refer to the Class A Common Stock Purchase Warrants issued in connection with the sale of the Units..

     (t) "Warrant Agreement" shall refer to an agreement between the Company and American Securities Transfer & Trust, Inc. with respect to the Warrants and Additional Warrants.


2.  Underwriter's Compensation

     (a) The Company hereby appoints the Underwriter as its exclusive agent for a period of ninety (90) days from the Effective Date (unless extended by mutual written consent for an additional ninety (90) days) to sell and to obtain purchasers for the purchase of up to 550,000 Units at a price of $5.10 per Unit (the "Public Offering Unit Price") and the purchase of up to 1,000,000 Additional Warrants at a per of $.10 per Warrant (the "Public Offering Additional Warrant Price") all on a "best efforts" basis. Unless at

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least one (1)  Unit and/or one (1) Additional Warrant is sold and paid for within 90 days from the Effective Date (unless further extended as specified in Paragraph 4 hereof), the Underwriter willnot receive any of the commissions orexpense allowances hereinafter mentioned unless otherwise hereinafter provided. Moreover, it is understood that if the required funds relating to one Unit and/or one
(1) Additional Warrant or such greater amount sold are received and deposited within the Escrow Account referred in Paragraph 4 hereof, but not cleared within the time set forth above, then up to an additional five (5) business days shall be allowed for the sole purpose of clearance of such funds and the Closing of the offering. Such exclusive agency shall be good and irrevocable unless and until terminated as herein and hereinafter set forth.

     (b) Subject to the filing and the becoming effective of a Registration Statement in compliance with the provisions of the Act and the availability for sale to the public of the Units and Additional Warrants, pursuant to law, and subject to the fulfillment of all of the obligations of the Company and compliance with all of the terms and conditions hereof by the Company and in reliance upon the warranties, representations and covenants made by the Company herein, the Underwriter accepts the foregoing exclusive agency and agrees to use its best efforts during the term of the within Agreement to sell the Units and Additional Warrants when and as issuable at the public offering price set forth above; and to make a public offering of the Units and Additional Warrants as soon as reasonably practicable after the Registration Statement has become effective and the Units and Additional Warrants have become available for public offering.

     (c) As compensation for the services of the Underwriter herein, the Company shall allow the Underwriter subject to the sale and receipt of funds for at least one (1) Unit and/or one (1) Additional Warrant to be offered herein, a sales commission or discount of Ten Percent (10%) of the Public Offering Price on all offered Units and Additional Warrants to be sold hereunder. The Underwriter may organize a selling group (the "Selected Dealers", each of whom shall be a member of the National Association of Securities Dealers, Inc.), which group may include the Underwriter; in such event, the Underwriter may allow to such Selected Dealers such part of the aforementioned commission or discount as it may, in its sole discretion, determine. The Selected Dealers, other than the Underwriter itself, are not to be deemed agents of the Company and shall not offer or sell the offered Units and Additional Warrants except at the price of $5.10 per Unit and $.10 per Additional Warrant. The Underwriter shall be paid a non-accountable expense allowance of $.153 for each Unit sold and $.003 for each Additional Warrant sold, subject to the conditions set forth in Section 6(m) hereof. Such commission and expense allowance shall be deductible by the Underwriter at closing prior to remittance by it to the Company on account of the Units and Additional Warrants sold.

     (d) At the closing of this offering the Company shall, subject to the sale and receipt of funds for at least one Unit to be offered herein, sell and deliver to the Underwriter for each 10 offered Units sold herein, 1 Underwriter's Warrant at a purchase price of $.0001 per Underwriter's Warrant, up to a maximum of 100,000 Underwriter's Warrants.

     The said Underwriter's Warrants shall represent the right to purchase one Unit, each consisting of one (1) Share of Common Stock and one (1) Public Warrant for each Underwriter's Warrant owned and shall be exercisable only during a term of 4 years commencing 12 months after the Effective Date, at an exercise price of $8.415 per Unit. The sale and delivery to the Underwriter of the Underwriter's Warrants will take place at the Closing Date. The Underwriter's Warrants shall contain customary anti-dilution clauses, protecting warrant holders in the event the Company pays stock dividends, effects stock splits, or effects a sale of assets, merger orconsolidation. The Underwriter represents that for a period of not less than 12 months commencing from the Effective Date of the offering the Underwriter will not sell, transfer, assign or hypothecate any of the said Underwriter's Warrants or the securities underlying said Underwriter's Warrants except to officers or partners of the Underwriter, Selected Dealers or officers or partners of the Selected Dealers and that upon the purchase by the Underwriter of the said Underwriter's Warrants, the Underwriter will not thereafter resell any of the said Underwriter's Warrants or the underlying securities thereof, except in conformity with the applicable provisions of the Act and all applicable "Blue Sky" laws.

     (e) The Company agrees that upon written request of the holders (including the Underwriter or its specific authorized designee) of at least a 40% of the Underwriter's Warrants and/or the underlying securities, together with the Underwriter's or its specific authorized designee's consent, made at any time after 12 months following the Effective Date (and during the Underwriter's exercise period) but, in any event for a period not to exceed five (5) years following the Effective Date, the Company will file no more than one Registration Statement under the Act or Notification under Regulation A (or any successor thereto) registering or qualifying the Underwriter's Warrants and/or the securities underlying the Underwriter's Warrants, and the Company agrees to use its best efforts to cause the above filing to become effective and to keep said Registration Statement current for two (2) years after it has been cleared by the SEC. The expenses of such registration or qualification, including but not limited to printing charges (including sufficient number of Prospectuses to permit the sale of the securities), all legal fees and disbursements of the Company's counsel and all accounting fees, and all filing and miscellaneous expenses, will be borne by the Company. The Company agrees that if at any time during the period when the Underwriter or its specific authorized designee and/or the holders have the right to exercise their Warrants but in any event for a period not to exceed seven (7) years following the Effective Date it should file a Registration Statement or Notification with the Commission pursuant to the Act

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regardless of whether the Underwriter specific authorized designee and/or the holders shall have theretofore availed themselves of the right hereinabove provided, the Company, at its own expense, will offer to the Underwriter and/or the holders the opportunity to register or qualify the Underwriter's Warrants and/or securities underlying the Underwriter's Warrants, limited, in the case of a Regulation A offering, to the amount of any available exemption, but unless such registration or qualification includes all of the Underwriter's Warrants and/or underlying securities it will not relieve the Company of such foregoing obligation to qualify the same. In addition to the rights hereinabove provided, the Company will cooperate with the Underwriter or its specific authorized designee and/or the holders in preparing any additional Registration Statement or Notification required to sell or transfer the underlying securities and will supply information required therefore, but such additional Registration Statement or Notification shall be at the holders of the Warrants and/or securities issuable thereunder, and not at the expense of the Company.

     (f) If at any time any condition of the material obligations of the Company hereunder shall not have been met or shall cease to be met after five (5) days written notice of such deficiency by the Underwriter and the Underwriter shall have given the Company further notice of the desire of the Underwriter to terminate this Agreement on account of the non-fulfillment of any such condition or obligation, then upon such notice, the within Agreement shall terminate, saving all such rights as the respective parties may then by law possess. Any such notice must be in writing. If the within Agreement shall not be sooner terminated as provided in the within paragraph, then, and in all events, the Agreement herein shall terminate at such time as all of the offered Units shall have been subscribed for pursuant to the terms of the public offering herein.

3.  Representations and Warranties of the Company

     As a material inducement to the Underwriter to enter into this Agreement, the Company hereby represents and warrants to, and agrees with the Underwriter, which representations, warranties and agreements shall survive the closing, as follows:

     (a) A Registration Statement with respect to the Units and Additional Warrants, copies of which have heretofore been delivered by the Company to the Underwriter, has been carefully prepared by the Company in conformity with the requirements of the Act, and such Registration Statement has been filed with the Commission, and one or more amendments to said Registration Statement copies of which have heretofore been delivered to the Underwriter, has or have been filed; and the Company may file on or prior to the Effective Date an additional amendment to said Registration Statement.

     (b) The Commission has not issued any order preventing or suspending the use of any Prospectus with respect to the Units and Additional Warrants and each Prospectus has conformed in all material respects with the requirements of the Act and the Regulations and has not included any fact required to be stated therein or necessary to make the statements therein not misleading. When the Registration Statement becomes effective and on the Closing Date hereinafter mentioned, it will conform in all material respects with the requirements of the Act and the applicable Regulations and the Registration Statement and any further amendments or supplements thereto will contain all statements which are required to be stated therein or necessary to make the statements therein not misleading; provided, however the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon written information furnished on behalf of the Underwriter or by the Underwriter, specifically for use therein or in any amendments or supplements thereto.

     (c) The financial statements of the Company together with the related schedules and notes as set forth in the Registration Statement and Prospectus, as reported upon by an independent certified public accountant, fairly present the financial position of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods concerned except as otherwise stated therein.

     (d) Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, and prior to the Closing Date (i) there shall not be any material adverse change in the condition, financial or otherwise, or in the results of operations or the general affairs of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; and (iv) there shall not have been, nor will there be any change in the common stock or long term debt (except current payments) of the Company.

     (e) Except as may be set forth in the Registration Statement or Prospectus, the Company is not in violation of any term or provision of its Charter or By-Laws, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

     (f) The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action, and this Agreement is the valid, binding and legally enforceable obligation of the Company; the execution and delivery of, and compliance with, this Agreement, and the issuance and delivery of the securities being offered do not conflict with or constitute a breach of or default under the Certificate of Incorporation or By-Laws of the Company, any indenture, agreement, or other instrument by which the Company is, or on the Closing Date will be bound, or any order, rule or regulation applicable to the Company of any court or any law, administrative regulation or court decree.

     (g) The Company is, and at the Closing Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with an authorized and outstanding common stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; the Company has no subsidiaries; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction, other than its jurisdiction of incorporation, in which such qualification is required by the laws of such jurisdiction.

     (h) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; all of the outstanding securities of the Company have been validly authorized and issued and are fully paid and nonassessable; no sales of securities have been made by the Company in violation of the Act; the securities being offered hereunder have been validly authorized and, upon delivery and payment therefor pursuant to this Agreement, will have been validly issued and will be fully paid and non-assessable; the Warrants and Underwriter's Warrants will represent the binding obligations of the Company; the holders of the Underwriter's Warrants and or underlying securities thereof and any of the Units and Additional Warrants to be sold by the Company are not and will not be subject to any liability as shareholders; and except as set forth in the Prospectus there are no preemptive or other rights to subscribe for or purchase any of the securities being offered, or any options, warrants, agreements or similar rights calling for the issuance by the Company of any of its securities outstanding as of the Closing Date.

     (i) The securities being offered conform to the description thereof contained in the Prospectus.

     (j) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the issuance and sale by the Company of the Units and Additional Warrants, except such as may be required under the Act or state securities laws.

     (k) Except as set forth in the Registration Statement and Prospectus there is, and at the Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or would materially affect its properties or assets.

     (l) Upon delivery of any payment for the Underwriter's Warrants to be sold by the Company as set forth in Paragraph 2(d) of this Agreement, the Underwriter will receive good and marketable title thereto free and clear of any and all liens, encumbrances, charges and claims whatsoever; and the Company will have, on the Effective Date and at the time of delivery of such Underwriter's Warrants, full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Underwriter's Warrants in the manner provided hereunder.

     (m) The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Units hereunder resulting from its acts for which the Underwriter may be responsible.

     (n) Each contract to which the Company is a party and to which reference is made in the Registration Statement and Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, and none of such contracts have been assigned by the Company and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. The Company has no intention of exercising any right which it may have to cancel any of its rights or obligations under any of such contracts and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

     (o) The Company has filed all federal and state tax returns which are required to be filed, and will pay all taxes shown due on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     (p) Except as otherwise set forth in the Prospectus, (i) the Company has good and marketable title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company; and, (ii) the properties, including any equipment, referred to in the Registration Statement and the Prospectus as being held under lease by the Company are held under valid, subsisting and enforceable leases with only such exceptions which collectively are not material and do not adversely affect the present or prospective business of the Company.

4.  Escrow Account

     (a) Notwithstanding anything contained herein to the contrary, unless the Underwriter shall sell at least one (1) Unit and/or one
(1) Additional Warrant, none of the Units and Additional Warrant, as the case may be, will be sold to the public and this Agreement shall automatically be terminated with respect to the security not sold. The Underwriter agrees to open an appropriate escrow account to be maintained at HSBC Bank USA, 140 Broadway, New York, New York, at the Company's expense, if any, for all monies to be received from the sale of the securities being offered. Such monies shall be deposited in full without any deductions for commissions and/or expenses. In the event that none of the Units and/or Additional Warrants are sold and paid for within ninety (90) days from the Effective Date (unless extended by mutual written consent for an additional Ninety (90)
days) the proposed offering herein will be withdrawn. However, it is understood that if the required funds relating to one (1) Unit and/or one (1) Additional Warrant or such greater amount sold are received and deposited within the Escrow Account referred in Paragraph 4 hereof, but not cleared within the time set forth above, then up to an additional five (5) business days shall be allowed for the sole purpose of clearance of such funds and the Closing of the offering.

     (b) Appropriate arrangements will be made by the Underwriter to provide for the receipt of funds from the subscribers of the securities being offered and to provide for the disposition thereof, in accordance with the provisions of this section.

     (c) Unless the Underwriter shall have sold at least one (1) Unit and/or one Additional Warrant and the proceeds thereof shall have been received by the Company, it shall not be entitled to receive any expense allowance or commissions, or be entitled to purchase any Underwriter's Warrants from the Company (except as otherwise stated hereinafter).

     (d) The "Closing Date" shall take place at the office of the HSBC Bank USA, 140 Broadway, New York, New York or the Underwriter at such time as will be fixed by notice in writing to be given by the Underwriter to the Company, such date to be not less than five (5) full business days after the date on which such notice shall have been given and not less than five (5) and not more than ten (10) full business days after the date on which any of the conditions allowing the release of the proceeds from the escrow account to the Company, and Underwriter as provided in the Escrow Agreement shall have occurred. The Closing Date and place may be changed by agreement of the Underwriter and the Company.

     (e) The Underwriter shall comply in all respects with the requirements of Rule 15c2-4 of the rules and regulations made by the Commission under the Securities Exchange Act of 1934, as amended.
The Underwriter shall deposit by 12 noon of the next business day subsequent to the receipt of funds all funds received from the sale of the offered Units and/or Additional Warrant, which funds shall be made payable to the escrow agent, in an escrow account, to be maintained at a bank as escrow agent for the benefit of the Subscribers, and the same shall be held in such bank account until the Closing Date, and upon such Closing Date the said funds, shall be promptly transmitted to the Company, who shall at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel may reasonably deem necessary or appropriate under the circumstances.

5.  Selected Dealers

     (a) In selling the securities being offered the Underwriter shall offer them solely as agent for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence making such offer as agent for the Company as soon after the Effective Date as it may deem advisable.

     (b) The Underwriter may offer and sell the securities being offered for the Company's account to Selected Dealers pursuant to a form of Selling Agreement pursuant to which the Underwriter may allow such concession (out of its underwriting commission) as it may determine, within the limits set forth in the Registration Statement and Prospectus. All purchases by selected dealers, shall be as agents for the accounts of their customers, and the Underwriter shall have no authority to employ any such dealers as agents for the Company.

     (c) On each sale by the Underwriter of any of the securities being offered to selected dealers, the Underwriter shall require any selected dealer purchasing any such securities being offered to agree to re-offer the same on the terms and conditions of offering set forth in the Prospectus and to comply with all Commission requirements that the Underwriter is required to comply with.

     (d) The Selected Dealer shall comply in all respects with the requirements of Rule 15c2-4 of the rules and regulations made by the Commission under the Securities Exchange Act of 1934, as amended.
The Selected Dealer shall deposit by 12 noon of the next business day subsequent to the receipt of funds all funds received from the sale of the offered Units, which funds shall be made payable to the escrow agent, in an escrow account, to be maintained at a bank as escrow agent for the benefit of the Subscribers, and the same shall be held in such bank account until the Closing Date, and upon such Closing Date the said funds, shall be promptly transmitted to the Company, who shall at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel may reasonably deem necessary or appropriate under the circumstances.

6.  Covenants of the Company

     The Company covenants and agrees with the Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Underwriter immediately and, if requested by the Underwriter, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed; (ii) of any request by the Commission for any amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Notification for the sale of the Units hereunder or of any order preventing or suspending the use of any Prospectus or the institution of any proceedings for any such purposes; (iv) of the happening of any event which in the judgment of the Company makes any statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and (v) of the refusal to qualify or the suspension of the qualifications of the Units and the Additional Warrants for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

     (b) The Company will not at any time, whether before, after or on the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with copies or to which the Underwriter shall have objected in writing or which is not in compliance with the Act and the Regulations.

     (c) To deliver to the Underwriter, without charge, three (3) signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and to deliver without charge to the Underwriter three (3) conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits.

     (d) Prior to the Effective Date of the Registration Statement the Company will have delivered to the Underwriter, without charge, in such quantities as the Underwriter may reasonably request, copies of each form of Preliminary Prospectus. The Company consents to the use of each form of Prospectus by the Underwriter and by dealers prior to the Effective Date of the Registration Statement, if permitted under the Act.

     (e) To deliver to the Underwriter, without charge, as soon as practicable after the Effective Date of the Registration Statement and thereafter from time to time as many copies as it may reasonably request of the Prospectus and of any amended or supplemented
Prospectus as the Underwriter may reasonably request.

     (f) If, during such period of time as in the opinion of the Underwriter or its counsel a Prospectus relating to this financing is required to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date of the Registration Statement to amend or supplement the Prospectus to comply with the Act, the Company will forthwith notify the Underwriter thereof and prepare and file with the Commission and furnish and deliver to the Underwriter and to others whose names and addresses are designated by the Underwriters, all at the cost of the Company, a reasonable number of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act; and, in the event the Underwriter is required to deliver a Prospectus 90 days or more after the Effective Date upon request to prepare promptly such Prospectus as may be necessary to permit compliance with the requirements of the Act.

     (g) For a period of three (3) years after the Closing Date, the Company will, as soon as practicable and in any event within 120 days after the close of each fiscal year, deliver (i) to its security holders and to the Underwriter a copy of the annual report of the Company containing a balance sheet setting forth the financial condition of the Company as of the end of such fiscal year, together with statements of income and surplus of the Company for such fiscal year, all reasonably detailed. Such balance sheet and statements of income and surplus shall be accompanied by a copy of the accountant's report with respect thereto of independent public accountants, who may be the regular accountants for the Company; and (ii) to the Underwriter, (a) a copy of all reports which the Company shall file with the Commission or with any national securities exchange promptly after the same have been forwarded to the Commission or exchange and a copy of all financial statements and other reports which the Company shall send to its security holders, and (b) from time to time such other information as the Underwriter may reasonably request. In the event the Company shall have any subsidiaries the account of which are customarily consolidated with those of the Company, the financial statements to be furnished in this paragraph shall be the consolidated financial statements of the Company and such subsidiaries. In addition, and for a period of three (3) years after the Closing Time, the Company shall furnish unaudited monthly financial statements to the Underwriter on a timely basis. In addition, the Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

     (h) The Company will enter into employment contracts no later then the Effective Date but to begin on the Closing Date and provided at least $1,000,000.00 is received by the Company from the proposed offering with Robert Teed, its proposed President and Chief Executive Officer, Robert E. Sterling, its proposed Chief Operating Officer, and Matthew R. Sterling, its proposed Vice-President, which agreements shall remain in effect for at least three (3) years and provide that their annual compensation shall be $125,000.00, $100,00.00 and $75,000.00, respectively. In addition, the Company will enter into employment contracts no later then the Effective Date but to begin on the Closing Date with its other key personnel, which agreements shall remain in effect for at least three (3) years and provide that their annual compensation shall be subject to the approval of the Underwriter.

     (i) The Company will provide the Underwriter for its confidential use, at the Company's expense, with copies of its quarterly transfer sheets and annual lists of shareholders for a period of three (3) years from the Closing Date.

     (j) The Company will deliver to the Underwriter true and correct copies of its Articles of Incorporation and all amendments thereto, such copies to be certified by the Secretary of the Company; true and correct copies of the By-Laws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing Date; and true and correct copies of all contracts to which the Company is a party.

     (k) Prior to the Effective Date the Company will cooperate with the Underwriter and its counsel in connection with the registration or qualification of the securities being offered for offering and sale by the Underwriter and dealers under the Securities or Blue Sky laws of such states as the Underwriter may reasonably designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification. The Company shall bear the expenses incurred in qualifying the securities being offered under the Securities or Blue Sky laws of such states including the fees and charges of the various states, the cost of a printed memorandum with respect thereto, and reasonable legal fees and expenses. The Company shall not be required, however, to sign a general consent to service of process in any jurisdiction where it is not now subject to such service.

     (l) The Company will pay and bear, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective, or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the securities being offered and their issue and delivery to the Underwriter, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the securities being offered by the Underwriter to the public and to Selected Dealers; the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the issuance, sale and delivery of the Underwriter's Warrants to the Underwriter, the costs and expenses incident to the preparation, printing and filing under the Act, the Registration Statement (including financial statements), any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; the reproduction and distribution of this Agreement, the Agreement Among Underwriters, if any, the Selected Dealers Agreement, the Underwriter's Questionnaire, the Blue Sky survey, the Certificates for the Shares and Warrants, the issue and delivery of the securities being offered, the filing fees of the Commission and the National Association of Securities Dealers, Inc., and any state regulatory agencies, the cost of preparing and filing all exhibits to the Registration Statement, the cost of furnishing the Underwriter copies of the Registration Statement and Prospectus as herein provided; the cost and fees of qualifying the securities being offered under the Securities or Blue Sky laws as herein provided, and disbursements incurred by counsel for the Company, in connection with the Blue Sky filing of this offering; and, the costs and fees of any escrow agent referred to in Paragraph 4(a).

     In addition, the Company shall also bear the cost of investigative reports (such as Bishop's Reports) of the Company's principal executive officers, directors and substantial shareholders which cost shall not exceed the sum of $5,000.

     (m) Provided that at least one (1) Unit and/or one (1) Additional Warrant is sold during the offering, the Company will pay to the Underwriter a non-accountable expense allowance of $.153 for each Unit sold and $.003 for each Additional Warrant sold, i.e., $.303 if one (1) Unit is sold and $.003 if one (1) Additional Warrant is sold; and adjusted proportionately upwards ($25,000 of which has been advanced to the Underwriter and shall be credited as a part payment of this allowance) if all of the securities being offered are sold for the fees and disbursements of counsel to the Underwriter and for the actual costs of advertising, traveling, postage, due diligence expenses, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Underwriter in preparation for, or in connection with, the offering and sale and distribution of the securities being offered, and the Underwriter shall not be obligated to account to the Company for such disbursements and expenses.

     (n) If the Underwriter is unable to attempt or complete the proposed offering and sale of the securities being offered mentioned hereinabove because of (i) any failure or non-willingness of the Company to act as contemplated herein or to qualify the Units and Additional Warrants contemplated to be offered herein, or (ii) any material discrepancy in any representations made to the Underwriter, or (iii) any reason within the control of the Company, then the Company will reimburse the Underwriter for any actual costs and expenses, on an accountable basis, incurred by the Underwriter relative to the offering contemplated hereby (including counsel fees of the Underwriter) up to but not exceeding $50,000 inclusive of the $25,000 previously paid and referred to in 6(m) hereof.

     (o) Prior to the Closing Date, the Company will cooperate with the Underwriter in such investigation as the Underwriter may make or cause to be made of the properties, business and operations of the Company in connection with the purchase and public offering of the securities being offered and will make available to the Underwriter in connection therewith such information in its possession as the Underwriter may request, provided the Underwriter agrees to treat any such information as confidential information.

     (p) The Company has appointed or shall promptly hereafter appoint American Securities Transfer and Trust Co., Inc. as its Transfer and Warrant Agent, which entity shall agree to provisions of Paragraph 9(b) of the Underwriter's Warrant, for the securities being offered. Subject to the closing, for a period of five (5) years following the Closing Date the Company will not change or terminate any such appointments without the written consent of the Underwriter, which consent shall not be unreasonably withheld.

     (q) The Company will use all reasonable efforts to comply or cause to be complied with, the conditions precedent to the several obligations of the Underwriter specified in this Agreement.

     (r) On or prior to the Effective Date, unless waived, in part or in whole, by the Underwriter in writing, the Company shall deliver an agreement of each officer and director of the Company as well as one from Matthew Sterling (except that Robert Sterling and Matthew Sterling, combined, shall be allowed to sell up to in the aggregate 200,000 shares after one (1) year following the Effective Date provided the bid price for the common stock is at least $10.00 and all sales of such stock are effected through the Underwriter) setting forth a representation to the effect that such individuals not to sell, transfer or convey by registration or otherwise, without the prior consent of the Underwriter, any of the securities of the Company owned directly or beneficially for a period of two (2) years from the Effective Date without the written consent of the Underwriter or its specific authorized designee or any greater period required by any state in which the offering of the securities being offered is to be registered; and that, thereafter, and for a period of two (2) years, all sales pursuant to Rule 144 shall be effected through the Underwriter. An appropriate legend shall be marked on the face of the stock certificates representing all of such securities.

     (s) The Company will deliver to the Underwriter and its counsel bound volumes of copies of all documents and appropriate correspondence filed or received from the Commission and the NASD and all closing documents.

     (t) The Company shall use its best efforts to obtain on or before the Closing Date a "Key Man" life insurance policy in the amount of $500,000 each on the lives of its key personnel and the Company shall pay the premiums therefor for a period of not less than five (5) years from the Closing Date.

     (u) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions which it is required to satisfy prior to the delivery by it of the securities being offered.

     (v) The Company will use the net proceeds to be received by it from the sale of the securities being offered in the manner and for the purposes set forth in the Prospectus and will comply with all reporting and other requirements of the Act respecting the use of the proceeds.

     (w) The Company will comply with the Act and Regulations and the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder so as to permit the continuance of sales of and dealings in the securities being offered under the Act and the Securities Exchange Act of 1934, as and if required under said Act.

     (x) The Company will pay and bear the full cost of "Tombstone" advertisements of at least 5 x 5 inches in publications to be designated by the Underwriter the cost of which shall not exceed
$4,000.

     (y) Prior to the Closing time the Company will not issue directly or indirectly without the Underwriter's prior written consent any press release or other communication or hold any press conference with respect to the Company or its activities or the offering of the securities.

     (z) If at least one (1) Unit and/or one Additional Warrant is sold and for a period of five (5) years commencing from the Closing Date, the Company shall continue to employ the services of a firm of independent certified public accountants acceptable to the Underwriter in connection with the preparation of the financial statements to be included in any Registration Statement to be filed by the Company hereunder, or any amendment or supplement thereto.
For the purposes of the foregoing, BDO Seidman LLP and any "Regional" accounting firm shall be deemed to be acceptable to the Underwriter.

     (aa) If at least one (1) Unit and/or one Additional Warrant is sold and for a period of five (5) years after the Closing Time, the Underwriter shall have the right to have a designated non-voting advisor appointed by the Company. Said designee shall be entitled to attend meetings of the Company's Board of Directors and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to food, lodging and transportation.

     (bb) The Company will, within thirty (30) days after the Closing Time, apply for listing in Standard and Poor's Corporation Reports and Moody's Over-the-Counter Guide, and will use its best efforts to have itself listed in such reports.

     (cc) The Company will employ an investor relations firm reasonably satisfactory to the Underwriter for a period of not less than three (3) years from the closing date.

     (dd) Within ten (10) days after the end of the first three (3) month period following the Effective Date of the Registration Statement, the Company shall prepare and file with the Commission a report on Form SR as prescribed by Rule 463 of Regulation C under the Securities Act of 1933, as amended. Within thirty (30) days after the Closing Date, the Company shall prepare and file with the Commission a Registration Statement on Form 8-A with respect to the Securities being offered pursuant to and as contemplated by Section 12(g) of the Securities Exchange Act of 1934, as amended (the "34 Act"), regardless of whether the Company would be required otherwise by the terms of such Section to file such a Registration Statement, and shall file a request for acceleration of the effective date under
Section 12(g) in connection therewith. The Company shall thereafter comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 34 Act, and shall promptly furnish the Underwriter with copies of all materials filed with the Commission pursuant to the 34 Act or otherwise furnished to shareholders of the Company.

     (ee) The Company will pay to you a commission in an amount equal to ten (10%) percent of the exercise price of the Warrants included in the Units and the Additional Warrants for each Warrant exercised commencing one year after the Effective Date provided (1) the market price for the Common Stock is greater than the exercise price of the Warrant; (2) that the Underwriter had solicited the holder to exercise the Warrant with such solicitation being confirmed in writing by each holder; and (3) that the compensation arrangements were disclosed to holders at the time of exercise as well as in the Prospectus, such disclosure being confirmed in writing by each holder. The commission is further conditioned upon the Warrant Agent being furnished by the Underwriter with a certificate stating that:

          i) the Warrants exercised were not held in a discretionary account;

          ii) the Underwriter did not, within the required time period (2 or 9 business days) immediately preceding the solicitation of the exercise of the Warrant or the date of such exercise, bid for or purchase the Common Stock of the Company or any securities of the Company immediately convertible into or exchangeable for the Common Stock (including the Warrants) or otherwise engage in any activity that would be prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, with one engaged in a distribution of the Company's securities, and

          iii) in connection with the solicitation, the Underwriter disclosed the compensation it would receive upon exercise of the Warrant.

     (ff) At the Closing Time, the Company shall enter into a financial consulting agreement with us pursuant to which we will receive a consulting fee in an amount equal to one (1%) of the gross proceeds of the total dollar amount raised payable at the Closing for services for a period of one (1) year from the Effective Date which shall include, but not be limited to, advising the Company regarding shareholder relations including the preparation of the annual report and other releases, assisting in long-term financial planning, advice in connection with corporate re-organizations and expansion and capital structure, and other financial assistance.

     (gg) If at least one (1) Unit and/or one Additional Warrant is sold and for a period of five (5) years after the Closing Time, the Company may not adopt a qualified and/or non-qualified stock option plan for its employees without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld.

     (hh) For a period of five (5) years following the Effective Date or until such time as the securities of the Company are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Underwriter with a list, to be updated at least annually, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority with the first list to be given at the time of Closing.

     (ii) For a period of three (3) years following the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to security holders.

     (jj) If at least one (1) Unit and/or one Additional Warrant is sold, the Company shall grant the Underwriter a right of first refusal with respect to the public sale of any securities of the Company to be made by the Company, its principal shareholders or subsidiaries at any time during the period commencing at the completion of the offering and ending three (3) years thereafter except (1) securities which are the issued in connection with or pursuant to mergers, acquisitions, recapitalizations, reorganizations or stock option plans, solely by the Company and/or its subsidiaries, and (2) private or broker sales pursuant to Rule 144 or otherwise by shareholders on a principal basis provided such sales do not result in the loss of control of the Company by those shareholders presently having such control. In connection with such right, the Company covenants and agrees to furnish the Underwriter with the terms and conditions of any bona fide proposed public sale of securities to be made by it, its principal shareholders or subsidiaries, and the name and address of the Underwriter, broker or dealer proposing to effectuate such sale, together with all compensation terms. The Underwriter shall have the right within ten (10) days from such notification by the Company to notify the Company whether the

Underwriter will exercise its right to effect such proposed financing on the terms no less favorable to the Company than those proposed by such other broker or dealer. In the event the Underwriter declines to exercise its right of first refusal, such action shall only relate to the financing and terms and conditions contained in the specific notice furnished to the Underwriter and not to any other proposed financing thereafter.

     (kk) If at least one (1) Unit and/or one Additional Warrant is sold, should the Company shall within five (5) years from the Effective Date, enter into any agreement or understanding introduced by the Underwriter involving (I) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the Underwriter an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

          5% of the first $1,000,000, or portion thereof, of such consideration;

          4% of the second $1,000,000, or portion thereof, of such consideration;

          3% of such consideration in excess of the first $2,000,000 of such consideration.

     (ll) If at least one (1) Unit and/or one Additional Warrant is sold, the Company, provided its meets the financial requirements, shall use its best reasonable efforts at its cost and expense to take all necessary and appropriate action such that the Securities are listed for trading in the NASDAQ System immediately upon the closing of the proposed offering and, that the Securities remain listed for at least five years from said Closing Date provided that the Company otherwise complies with the prevailing requirements of NASDAQ.

     (mm) The Company shall deliver to the Underwriter an agreement executed by Robert Sterling with respect to 550,000 shares of Common Stock owned by him whereby he agrees to place such securities (550,000) in escrow with the Company's counsel at the time of closing of the offerings contemplated herein subject to the Company reflecting on an audited financial statement sales and pretax income in excess of $19,250,000.00 and $4,125,000.00, respectively, no later than January 31, 2004. In the event such sales and pretax income are not achieved by January 31, 2004, then the shares shall be cancelled. The 550,000 shares as well as the dollar amount of sales and pretax income set forth above shall be prorated downward if less than $2,805,000 is raised in the offering contemplated herein.

7.  Conditions of Underwriter's Obligations

     The Underwriter's obligation to act as Agents of the Company hereunder and to find purchasers for the securities being offered and to make payment to the Company on the Closing Date is subject to the accuracy of and compliance with the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations and covenants hereunder, to the accuracy of certificates of the Company and officers of the Company to be delivered pursuant to this Agreement, all as to the Closing Date, and to the following further conditions:

     (a) The Registration Statement shall become effective on or at such reasonable date as the Underwriter may agree to. No stop order or order suspending the effectiveness of the Registration Statement for the sale of the securities being offered shall have been issued at or before the Closing Date and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission, and any request for additional information on the part of the Commission to be included in the Registration Statement or the Prospectus or otherwise shall have been complied with, and no amendments to the Registration Statement or Prospectus shall have been filed to which the Underwriter and its counsel have not given their consent in writing.

     (b) All corporate action taken and all legal opinions and proceedings relating to the securities being offered and the Underwriter's Warrants, the Registration Statement and Prospectus and all other matters incident thereto and to the transaction to which this Agreement relates shall be satisfactory in all respects to Robert C. Beers, P.C. and Stephen W. Wilk, Esq., counsel for the Underwriter and he shall have been furnished with such certificates, documents and information as he may request in this connection.

     (c) On the Closing Date, (i) the Registration Statement and Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and shall in all material respects conform to the requirements of the Act and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the respective dates as of which information is given in the Notification there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in the Registration Statement and Prospectus and there shall not have been any material transaction, contract or agreement entered into by the Company which is not referred to in the Registration Statement, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company which would be required to be set forth in the Registration Statement other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a material adverse effect upon the business, property, financial condition or income of the Company, and (iv) the Company shall not have declared dividends or made any payments or made any acquisitions or capital stock or made any other distribution on outstanding shares of capital stock other than as set forth in the Registration Statement.

     (d) Prior to the Closing Date the Company shall not have sustained a loss on account of fire, flood, accident or other calamity which, in the judgment of the Underwriter materially and adversely affects the Company, regardless of whether or not such loss shall have been insured.

     (e) The Underwriter shall receive on and as of the Closing Date an opinion of ________________, counsel for the Company, to the effect that (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the state of incorporation, and is authorized by its Certificate of Incorporation to own its properties and to conduct its business, present and proposed, as set forth in the Prospectus; (ii) the Company is duly qualified to transact the business in which it is engaged and is in good standing in each jurisdiction in which its ownership of property or its conduct of business requires such qualification or registration (naming such jurisdiction); the Company does not own or control any subsidiaries; (iii) the Company has an authorized and outstanding capitalization as set forth in the Prospectus all of the outstanding securities of the Company have been validly authorized and issued, and are fully paid and non-assessable; the securities being offered to be sold by the Company have been validly authorized and when issued will be fully paid and non-assessable; the securities issuable upon exercise of the Underwriter's Warrants has been validly authorized and reserved for issuance and when issued, will be validly issued and will be fully paid and nonassessable; there are no preemptive or other rights to subscribe for or purchase the securities being offered; there are no options, warrants, agreements or similar rights calling for the issuance by the Company of any of its securities except as described in the Registration Statement;
(iv) the securities being offered by the Company conform as to their legality with the description thereof contained in the Registration Statement; (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms; the Company has the legal power to sell and deliver the securities being offered pursuant to the provisions of this Agreement and will deliver to the purchasers valid marketable title thereto, free and clear of any claims, liens and encumbrances; to the best of such counsel's knowledge, (1) the execution, performance and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of violation (a) of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note, agreement or other agreement or instrument known to counsel to which the Company is a party or by which it is bound or of which any of its property is the subject, and (b) the Company's Articles of Incorporation, as amended, or By-Laws, or any order, rule or regulation known to counsel of any court or governmental agency or body having jurisdiction over the Company or any of their activities or properties, and, (2) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transaction contemplated hereby except such as have been obtained under the Act or Regulations or under state securities laws; (vi) the sale of the Company's securities (other than the securities being offered) prior to the Closing Date was made pursuant to exemptions from the registration requirements of the Act;
(vii) the Registration Statement has become effective under the Act and the public offering and sale of the securities being offered is made pursuant to such effective Registration Statement and, to the best knowledge of such counsel, no order suspending the effectiveness of such Registration Statement for the sale of securities being offered has been issued and no proceedings for such for such purposes have been instituted or are pending or contemplated by the Commission and to such counsel's knowledge and belief no grounds exist for the suspension of such Registration Statement the Registration Statement and Prospectus and any supplement or amendment thereto (except as to the financial statements and schedules included therein as to which counsel need not express opinion) comply as to form in all material respects with the Act and such counsel has received no information which would indicate that the Registration Statement or Prospectus or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (viii) such counsel does not know of any legal or government proceedings required to be described in the Registration Statement or Prospectus or of any contract or document of a character required to be described in the Registration Statement or Prospectus or required to be filed as an exhibit to the Registration Statement which is not described or filed as required; (ix) the Company has good marketable title in fee simple, except as stated in the Registration Statement or Prospectus to all of the real property described therein as being owned by it, free and clear of all liens and encumbrances, except liens and encumbrances, if any, which in the opinion of such counsel, are not material and do not interfere with the use made and proposed to be made of such property, and holds such valid leases, property rights and easements as are set forth in the Registration Statement or the Prospectus are necessary to the operations and proposed operations of the Company (such counsel being entitled to rely with respect to the opinions called for by this subdivision (x) on certificates of the Company as to the use or proposed use of properties and as to the materiality and non-interference of liens and encumbrances and on opinions of local counsel or on abstracts of title and certificates; reports or title policies of title insurance companies); and (xi) the Underwriter's Warrants to be sold by the Company have been duly authorized and constitute valid and binding obligations of the Company; the Company had at the date of this Agreement and has at the Closing Date full legal right and authority to sell and deliver in the manner provided in this Agreement, the Underwriter's Warrants sold by it hereunder; and the delivery by the Company as described in the Registration Statement of certificates for the Underwriter's Warrants sold hereunder, will pass good and marketable title to such Underwriter's Warrants, free and clear of all liens, encumbrances, charges and claims whatsoever, except as may be provided by federal and state securities laws. The opinion referred to in this subsection shall also cover such other legal matters relating to this Agreement and the transactions contemplated hereby as the Underwriter or their counsel may reasonably request.

     In expressing their opinion on the matters set forth in this Paragraph 7(e), said counsel shall be entitled to rely, as to any questions of fact upon which such opinion is predicated, on the representations of the officers of the Company or opinions of other counsel.

     (f) The Underwriter shall have received on the Closing Date certificates, dated as of the Closing Date, signed by the President, Treasurer and Secretary of the Company certifying that:

     (i) No Order suspending the effectiveness of the Registration Statement or stop order regarding the sale of the securities being offered is in effect and no proceedings for such purpose are pending or are, to their knowledge, threatened by the Commission;

     (ii) They do not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which are not disclosed therein; they do not know of any contracts which are required to be summarized in the Prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration Statement which are not so filed;

     (iii) They have each carefully examined the Registration Statement and the Prospectus and, to the best of their knowledge, neither the Registration Statement nor the Prospectus nor any amendment or supplement to either of the foregoing contains an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading; and since the Effective Date, to the best of their knowledge, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

     (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the results of its operations, except as reflected in or contemplated by the Registration Statement and the Prospectus, and except as so reflected or contemplated since such date there has not been any material transaction entered into by the Company;

     (v) The representations and warranties set forth in this Agreement are true and correct and the corporation has complied with all of its agreements herein contained;

     (vi) The Company is not delinquent in the filing of any federal, state and municipal tax return or the payment of any federal, state or municipal taxes; they know of no proposed redetermination or re-assessment of taxes, adverse to the Company, and the Company has paid or provided by adequate reserves for all known tax liabilities;

     (vii) They know of no material obligation or liability of the Company, contingent or otherwise, not disclosed in the Registration Statement and Prospectus;

     (viii) This Agreement, the consummation of the transactions herein contemplated, and the fulfillment of the terms hereof, will not result in a breach by the Company of any terms of, or constitute a default under, its Certificate of Incorporation or By-Laws, any indenture, mortgage, lease, deed or trust, bank loan or credit agreement or any other agreement or undertaking of the Company including, by way of specification but not by way of limitation, any agreement or instrument to which the Company is now a party or pursuant to which the Company has acquired any right and/or obligations by succession or otherwise;

     (ix) The financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the dates thereof all in conformity with generally accepted principles of accounting applied on a consistent basis throughout the periods involved. Since the respective dates of such financial statements there has been no material adverse change in the condition or general affairs of the Company, financial or otherwise, other than as referred to in the Prospectus; and,

     (x) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be indicated therein, the Company has not prior to the Closing Date, either (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or
(ii) entered into any material transaction other than in the ordinary course of business. The Company has not declared, paid or made any dividend or distribution of any kind on its capital stock.

     (g) The Company shall have performed all agreements herein contained to be performed on its part at or before the Closing Date and all other covenants and conditions set forth in Paragraph 6 shall have been performed.

     (h) At the time that this Agreement is executed by the Company and at the Closing Date, the Underwriter shall have received a letter from BDO Seidman LLP, dated as of the date this Agreement is executed by the Company and as of the Closing Date, confirming that it is an independent public accountant with the meaning of the Securities Act and the published Rules and Regulations and that the answer to Item 25 of the Registration Statement is correct insofar as it related to it and stating in effect (a) that in its opinion the financial statements and schedules examined by it and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations, and (b) that on the basis of a reading of the unaudited financial statements and the schedules included in the Registration Statement and of the latest available unaudited interim financial statement prepared by the Company, consultations with and inquiries of officials of the Company, responsible for financial and accounting matters, a reading of the Minute Book of the Company, and such other procedures and inquiries (if any) as may be specified in such letter, nothing has come to its attention which gave it reason to believe that (i) the unaudited financial statements and schedules included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations or were not prepared in accordance with generally accepted accounting principles and practices applied on a basis consistent with those followed in the preparation of such audited financial statements or that (ii) during the period from ____________, 199___ to a specified date not more than five days prior to the date of such letter there was any change in the capital stock or long term debt of the Company as compared with corresponding amounts shown in the ____________, 199___
 Balance Sheet included in the Registration Statement or (iii) during the period from June 1, 1993 to the date of the Company's most recent financial statement there was any decreases in net current assets or net assets as compared with corresponding amounts shown in the , 199 Balance Sheet included in the Registration Statement or any decreases in net sales or in the total or per share amounts of income before extraordinary items or of net income of the Company compared with the corresponding period of the preceding year, except as set forth in or contemplated by the Registration Statement or Prospectus.

     (i) All of the securities being offered by the Company shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     (j) The securities being offered shall be qualified in such states as the Underwriter may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Effective Date, and Closing Date.

     (k) The Company shall have furnished to the Underwriter such other and further certificates, documents, and opinions as the Underwriter may reasonably request or its counsel may request
(including certificates of officers) as to the accuracy, at and as of the Closing Date, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to other conditions concurrent and precedent to its obligations hereunder.

     All the opinions, affidavits, letters, evidence and certificates specified in this Paragraph 7 or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form reasonably satisfactory to the Underwriter and its counsel.

     Any certification signed by an officer of the Company and delivered to the Underwriter or to its counsel will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

     In the event that any of the conditions specified in this Paragraph 7 shall not have been fulfilled, the Underwriter shall have the right, upon written notice to the Company, and upon the Company's failure to cure the condition within ten (10) days from the date of such notice, to terminate the obligations of the Underwriter under this Agreement.

8.  Indemnification

     (a) The Company will indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise and will reimburse the Underwriter and each such person specified as above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any one them in connection with investigating or defending any litigation or claim whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in any Blue Sky application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such post-effective amendment, the filing of any such Blue Sky application as the case may be, becomes effective or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or Prospectus (as amended or as supplemented thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it extend to any Underwriter or any person controlling any Underwriter in respect of any such losses, claims, damages, expenses, liabilities, or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission, if such statement or omission was made in reliance upon and in conformity with, written information furnished to the Company by the Underwriter on behalf of such Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky Application.

     The Underwriter and each controlling person of the Underwriter agree after their receipt of written notice of the commencement of any action against such Underwriter or against any such person controlling any Underwriter as aforesaid, in respect of which indemnity may be sought from the Company on account of the Indemnity agreement contained in this subsection (a), to notify the Company within ten (10) days in writing of the commencement thereof and to supply a copy of any legal documents served upon such Underwriter or such controlling person in connection with such action. The omission of such Underwriter or such controlling person of such Underwriter to so notify the Company of any such action shall relieve the Company from any liability which it may have to such Underwriter or such controlling persons as to any such action on account of the indemnity agreement contained in this subsection (a), but shall not relieve the Company from any other liability which it may have to such Underwriter, to such controlling person or to any other underwriter or controlling person. In case any such action shall be brought against any Underwriter or any controlling person, such Underwriter or controlling person of such Underwriter shall promptly notify the Company of the commencement thereof and the Company shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to such Underwriter and to such controlling person or persons who are defendant or defendants in such litigation. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof subject to the Company's reasonable right to approve such counsel which will not be unreasonably withheld, but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the employment of such counsel has been specifically authorized by the Company, or (ii) the Company shall not have employed counsel to have charge of the defense of such action,. or (iii) there is a conflict of interest which would prevent counsel for the Company from representing both the Company and the Underwriter or such controlling person, in any of which cases the Company shall not have the right to direct the defense of such action on behalf of the Underwriter or such controlling person. It is understood that, regardless of whether such counsel is representing all of the parties entitled to indemnification under this subsection
(a), the Company shall not be liable, under clause (iii) above, for the fees and expenses of more than one separate counsel who shall be approved by the Underwriter. The Company agrees to notify each Underwriter promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of the Company of which it may be advised, in connection with the issue and sale of any of its securities, and to furnish the Underwriter, at the Underwriter's request, with copies of all pleadings therein and to permit the Underwriter to be an observer therein and to apprise it of all of the developments therein, all at the Company's expense. The provisions of this paragraph 8(a) shall also apply to the subsequent registration of the Underwriter's Warrants and/or the securities underlying the Underwriter's Warrants.

     (b) The Underwriter will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Company and such officers or controlling person indemnified for as above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with investigating or defending any litigation or claims whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in any Blue Sky application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such post-effective amendment, or the date the filing of any such Blue Sky application as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only if insofar as such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky application.
This indemnity agreement is in addition to any other liability which the Underwriter may have to the Company. The Underwriter shall not be liable for amounts paid in settlement of any such litigation, if such settlement was effected without its consent. In case of the commencement of any action, respect of which indemnity may be sought from any such Underwriter on account of its indemnity agreement contained in this subsection (b), the Company and each person agreed to be indemnified by such Underwriter shall have the same obligation to notify such Underwriter and such Underwriter shall have the same right to participate in (and, to the extent that it shall wish, to direct), as set forth in subsection (a) above, the defense of such action at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such other person agreed to be indemnified by such

Underwriter. The Underwriter agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person of which it may be advised in connection with the issue or sale of any of the securities of the Company. The provisions of this subparagraph shall also apply to the subsequent registration of the Underwriter's Warrants and/or securities underlying the Underwriter's Warrants.

     (c) The respective indemnity agreements of the Company, and the Underwriter contained in subsections (a) and (b) above, and the representations and warranties of the Company set forth in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any such officer or controlling person of the Company, and shall survive the delivery of the Units and/ additional Warrants, and any successor of the Underwriter, or of such controlling person of the Company or of any controlling person of the Company, as the case may be, shall be entitled to the benefit of these respective indemnity agreements.

9.  Contribution.

     In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claims for indemnification pursuant to Section 8 hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 8 provide for indemnification in such case, or
(ii) contribution under the Act may be required on the part of the Underwriter, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting commission per Unit appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the representative obligations of the Company and the Underwriter to contribute pursuant to this Section 9 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 9; and, (b) the contribution of the Underwriter shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriter is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of
Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent not be unreasonably withheld in light of all factors of importance to such party.

10.  Termination

     This Agreement shall be terminated (a) in the event that all the Securities Being Offered are not sold as provided in sections 2 and 4 above; (b) at any time prior to the Closing Date by the Underwriter by written notice to the Company if in the sole and absolute judgment of the Underwriter it is impracticable to offer the Securities Being Offered for sale, by reason of (i) an outbreak of major hostilities or other national or international calamity having occurred; (ii) any loss of whatsoever nature, whether or not insured, which, in the sole and absolute opinion of the Underwriter, substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company; (iii) any material adverse change in the business, property or financial condition of the Company; (iv) any action, suit or proceeding at law or in equity against the Company, or by any Federal, State or other Commission, board or agency wherein any unfavorable decision would materially adversely effect the business, property, financial condition or income of the Company; (v) adverse market conditions including but not limited to the suspension and\or limitations of trading in securities on the New York Stock Exchange, Inc., or the American Stock Exchange, Inc. and\or minimum prices having been established on either such Exchange; (vi) any action having been taken by any government in respect of its monetary affairs which, in the sole and absolute opinion of the Underwriter, has a material adverse effect on the United States securities markets, or (vii) conditions arising subsequent to the execution hereof, the Underwriter believes no favorable public market exists for the sale of the Securities Being Offered.

     If this Agreement shall be terminated pursuant to section 7 or this section 10, or if the transaction provided for herein is not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all of its obligations under this Agreement, the Company shall not be liable to the Underwriter for liability of any character on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in Paragraphs 6(l), 6(m), 6(n) and 8(a) hereof, and except where termination occurs pursuant to clauses (i), (iv), (v), (vi) or (vii) of this Section 10, the Company shall pay in addition thereto all out-of-pocket expenses incurred by the Underwriter, on an accountable basis, in contemplation of the performance by it of its obligations hereunder, including fees and disbursements of counsel and printing and traveling expenses and postage, due diligence expenses, charges of the Underwriter which charges shall not exceed the sum of $50,000; and, if termination should occur pursuant to clauses (i), (iv), (v),
(vi) or (vii) of this section 10, the Company shall reimburse the Underwriter for the aforesaid expenses incurred by it, on an accountable basis, in the sum of not more than $25,000.

     Any notice under this section 10 may be given by telephone or telegraph, but shall be subsequently confirmed by letter within three
(3) days of such notification. Moreover, nothing in this section 10 shall be construed so to permit the Underwriter to be reimbursed for expenses by it in excess of its actual expenses as described above.

11.  Finders

     (a) The Company knows of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of its officers, directors or employees, for which the Underwriter may be responsible, and the Company agrees to indemnify and hold the Underwriter free and harmless from any claims for any services of such nature arising from any act of the Company or its employees, and will reimburse the Underwriter for any counsel fees, legal or other expenses reasonably incurred by the Underwriter in investigating or defending against any such claim.

     (b) The Underwriter knows of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of its officers, directors, or employees, for which the Company may be responsible, and the Underwriter agrees to indemnify and hold the Company free and harmless from any claims for any services of such nature arising from any act of such Underwriter or their employees or agents, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in investigating or defending against any such claim.

11.  Underwriter's Covenant

     The Underwriter covenants and agrees with the Company as follows:

     (a) By the Closing Date the Underwriter will supply the Company with all information requested by the Company with regard to the names and addresses of all subscribers to the securities being offered; and,

     (b) The Underwriter and all Selected Dealers are registered as a broker-dealers with the Commission and are members in good standing with the NASD, and the Underwriter and all Selected Dealers will be registered as broker-dealers with the Commission and members in good standing of the NASD.

     (c) There is not now pending or threatened or to the best knowledge of the Underwriter or its counsel, contemplated against the Underwriter any action or proceeding, either in any court of competent jurisdiction or before the Commission or any state securities commission, or administrative body or tribunal, except as fully disclosed or required to be disclosed in the Prospectus.

     (d) In the event of any action or proceeding of the type referred to in subparagraph (c) above shall be instituted or threatened against the Underwriter at any time prior to the Effective Date, or in the event that the Underwriter shall cease to be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or in the event there shall be filed by or against the Underwriter in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Underwriter makes an assignment for the benefit of creditors, the Underwriter shall give written notice of the occurrence of such event or events to the Company, and the Company shall have the right on three (3) days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind.

     (e) The Company agrees that, upon the closing and immediately upon the request of the Underwriter it will give instructions to its Transfer Agent to issue Share and Warrant Certificates in the names
and denominations submitted to it by the Underwriter.   The
Underwriter agrees that when funds in sufficient amount as required by this Agreement are in liquid form it will submit, within three (3) days thereafter, to the Transfer Agent a list of the names and addresses of the subscribers and the denominations of the certificates to be issued to them. The Transfer Agent shall be required by the Company to issue said certificates within seven (7) days after receipt of the aforesaid list from the Underwriter and the delivery of the certificates shall be made to the Underwriter within seven (7) days thereafter against receipt of payments as provided in this Agreement.

     (f) Whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective, the Underwriter will pay and bear all costs and expenses incident to the performance of its obligations of this Agreement except as otherwise specified herein.

12.  Survival of Representation, Warranties and Agreements

     The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the respective indemnities, agreements, representations, warranties, covenants and other statements of the Underwriter or its officers as set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any controlling person, and will survive termination of this Agreement and the delivery of any payment for the securities being offered, on the Closing Date.

13.  Benefit

     This Agreement has been made solely for the benefit of and shall be binding upon the Underwriter, the Company and, to the extent expressed, any person controlling the Company or the Underwriter and the officers and directors of the Company, and their respective legal representatives, successors and assigns, all as and to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "legal representatives, successors and assigns" shall not include any purchaser of any of the securities being offered from the Underwriter merely because of such purchase.

14.  New York Law

     This Agreement shall be construed in accordance with the laws of the State of New York and subject to the exclusive jurisdiction of the courts of said state.

15.  Notices

     All communications hereunder shall be in writing and, if to the Underwriter, shall be mailed by certified mail or delivered to the Underwriter at its address appearing on Page 1 hereof, or if to the Company, shall be mailed by certified mail or delivered to it at its address appearing on Page 1 hereof, or sent to Counsel to such parties named in the Prospectus at the respective addresses indicated therein.

     If the foregoing correctly states and sets forth in full the Agreement between us, please indicate by signing this letter in the space provided below for that purpose. The within Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument and shall be valid and binding between us.

                              Very truly yours,

                              CASTLE SECURITIES CORP.


                              By: __________________________________
                                  Michael T. Studer, President


Dated:    Spokane, Washington
          __________________, 2000


ACCEPTED AND AGREED:

EXHAUST TECHNOLOGIES, INC.



By:  _____________________________
     Robert Sterling, President